UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5.	OTHER EVENTS

On October 2, 2003, we filed a registration statement on Form S-3, which registration statement was amended pursuant to pre-effective amendment no. 1 filed on February 5, 2004, registering up to an aggregate of $300,000,000 of our securities, $47,500,000 of which was carried over from a registration statement on Form S-3 that we filed on January 4, 2001, which was amended pursuant to pre-effective amendment no. 1 filed on January 12, 2001.

On February 26, 2004, we entered into a Common Stock Purchase Agreement with Mainfield Enterprises, Inc., pursuant to which we agreed to issue and sell 1,609,186 shares of our common stock at a purchase price of $15.5358 per share, for aggregate gross proceeds of approximately $25,000,000. The shares will be issued pursuant to the registration statements referenced above. We intend to deliver the shares on or about March 2, 2004.

The foregoing description is qualified in its entirety by reference to the Common Stock Purchase Agreement, dated as of February 26, 2004, by and between Mainfield Enterprises and us, which is incorporated by reference into this report.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

10.1	Common Stock Purchase Agreement, dated as of February 26, 2004, by and between the Company and Mainfield Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2004	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)